Exhibit 99.1

FOR IMMEDIATE RELEASE

Source: Inrad Optics, Inc.

INRAD OPTICS ANNOUNCES PLANS TO CONSOLIDATE ITS SARASOTA, FL METAL OPTICS OPERATIONS IN NORTHVALE, NJ FACILITY

Northvale, NJ - November 18, 2013 Inrad Optics (OTCBB: INRD), a manufacturer of electro-optic crystalline materials and devices, fabricated high precision glass and metal optical components, has announced plans to move the operations of its Sarasota, FL metal optics facility to its Northvale, NJ optical production center and corporate headquarters.

The consolidation is part of a larger strategic effort to improve the company's value proposition to its customers as well as improve its financial results. The physical integration of all development and production in one location is intended to enhance operating efficiencies and reduce overhead costs.

The move will also centralize the company's optical problem solving skills, allowing for beneficial cross-pollination of expertise, including leveraging the Florida metal optics facility's single point diamond turning capability over a broader range of optical materials.

The decision also reflects the continued uncertainty in US defense funding. Much of the company's metal optics business serves US government installations and defense prime contractors. The company has seen a falloff in bookings from these two customer groups in the first three quarters of 2013.

The Sarasota plant will go through a gradual transfer of operations to ensure no interruption to customers during the transition. While no official facility closure date has been finalized, Inrad Optics anticipates operations in Sarasota will be fully transferred by approximately March 31, 2014.

CEO and President Amy Eskilson commented on the plan, "The consolidation of our metal optics facility into the New Jersey headquarters presents an opportunity to integrate all of our unique resources into one optimized facility, and will offer our customers a strengthened set of build-to-print capabilities and products. Additionally, the consolidation will allow the company to make significant improvements to our operating results.”

The company expects to incur one-time cash charges of approximately $750,000 to $900,000, primarily associated with employee termination and relocation, moving of equipment, preparation of the Northvale facility and other general costs associated with consolidation. Overall annual reductions in operational costs are expected to be in the range of $800,000 to $1,000,000 per year starting in the second quarter of 2014.

About Inrad Optics

Inrad Optics, Inc. (formerly Photonic Products Group, Inc.) was incorporated in New Jersey in 1973. In January 2012, the Company’s Board of Directors and shareholders approved the name change to Inrad Optics, Inc. The Company develops, manufactures and markets products and services for use in photonics industry sectors via three distinct but complimentary product areas - “Crystals and Devices”, “Custom Optics” and “Metal Optics”. The Company is a vertically integrated organization specializing in crystal-based optical components and devices, custom optical components from both glass and metal, and precision optical and opto-mechanical assemblies. Manufacturing capabilities include solution and high temperature crystal growth, extensive optical fabrication capabilities, including precision diamond turning and the ability to handle large substrates, optical coatings and in-process metrology expertise. Inrad Optics’ customers include leading corporations in the defense, aerospace, laser systems, process control and metrology sectors of the photonics industry, as well as the U.S. Government, National Laboratories and Universities worldwide.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this press release that are not purely historical are forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. These statements may be identified by their use of forward-looking terminology such as "believes", "expects", “should”, "will", "plan", “anticipate”, “probably”, “targeting” or similar words. Such forward-looking statements, such as our expectation for one-time cash charges, relocation expense, reduction in operational costs, and for revenues, new orders, and improved results involve risks and uncertainties that could cause actual results to differ materially from those projected. Risks and uncertainties that could cause actual results to differ materially from such forward looking statements are, but are not limited to, uncertainties in market demand for the company's products or the products of its customers, future actions by competitors, inability to deliver product on time, inability to develop new business, inability to retain key employees or hire new employees, and other factors discussed from time to time in the Company's filings with the Securities and Exchange Commission including our Annual Report on Form 10-K for the year ended December 31, 2012. The forward looking statements made in this news release are made as of the date hereof and Inrad Optics, Inc. does not assume any obligation to update publicly any forward looking statement.